Exhibit 99.1

Report of Independent Auditors

To the management of Viessmann Group GmbH & Co. KG, Allendorf/Germany

Qualified Opinion

We have audited the accompanying combined financial statements of the Climate Solutions Business of Viessmann Climate Solutions SE, Allendorf/Germany, (the “Company”), which comprise the combined statement of financial position as of December 31, 2022, and the related combined statements of income, of cash flows and of net investment for the year then ended, and notes to the combined financial statements (collectively referred to as the “combined financial statements”).

In our opinion, except for the effects of the matter described in the Basis for Qualified Opinion section of our report, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Germany.

Basis for Qualified Opinion

The Company has not presented comparative figures for the year ended December 31, 2022. Presentation of comparative figures is required by accounting principles generally accepted in Germany.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis of Accounting

As discussed in Note 2 to the combined financial statements, the Company prepares its combined financial statements on the basis of accounting principles generally accepted in Germany, which differ materially from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences as of and for the year ended December 31, 2022 is described in Note “Reconciliation to Generally Accepted Accounting Principles in the United States of America” to the combined financial statements. Our opinion is not modified with respect to this matter.

Emphasis of Matter

As discussed in Note 2 to the combined financial statements, the Company has entered into significant transactions with Viessmann Group GmbH & Co. KG, the seller and controlling entity, a related party. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in Germany and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Hannover, October 31, 2023

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dr. Thomas Ull	/s/ Markus Küfner

Dr. Thomas Ull	Markus Küfner
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of Financial Position – Assets

As of December 31, 2022

mEUR			31 Dec. 2022

A.	Fixed assets			440.9
I.	Intangible assets			13.7
	1.	Concessions and licenses to such rights		11.9
	2.	Goodwill		1.3
	3.	Payments on account		0.6
II.	Tangible assets			418.6
	1.	Land, similar rights, and buildings		199.5
	2.	Technical equipment and machinery		66.9
	3.	Other equipment and office equipment		83.9
	4.	Advanced payments made and assets in progress		68.4
III.	Financial assets			8.6
	1.	Shares in affiliated companies		0.6
	2.	Loans to affiliated companies		5.6
	3.	Shares in investee companies		0.3
	4.	Other investments		1.6
	5.	Loans to investee companies		-
	6.	Investments securities		0.4
	7.	Other loans		0.1
B.	Current assets			2,194.3
I.	Inventories			823.8
	1.	Raw material and supplies		242.0
	2.	Work in progress		48.6
	3.	Finished goods for resale		542.2
	4.	Payments on account inventories		6.3
	5.	Advanced payments received		-15.3
II.	Trade receivables and other assets			1,196.0
	1.	Trade receivables		358.1
		thereof with a maturity of more than one year	0.2
	2.	Receivables with affiliated companies		768.9
		thereof with a maturity of more than one year	0.0
		thereof trade receivables	7.1
		thereof Cashpool receivables	554.2
	3.	Receivables with investee companies		0.0
	4.	Other assets		69.2
		thereof with a maturity of more than one year	0.6
III.	Cash on hand and balances at banks			174.5
C.	Deferred charges and prepaid expenses			15.2
D.	Deferred tax assets			27.2
Assets				2,677.6

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of Financial Position – Net Investment and Liabilities

As of December 31, 2022

mEUR				31 Dec. 2022

A.	Net investment			1,021.0
	1.	Net Investment attributable to Viessmann Climate Solutions		1,087.3
	2.	Equity differences from currency translation		-66.5
	3.	Non-controlling interests		0.2
B.	Special item for investment grants			2.4
C.	Provisions			396.2
	1.	Pensions and similar obligations		48.3
	2.	Tax provisions		6.5
	3.	Other provisions		341.3
D.	Liabilities			1,226.4
	1.	Bank loans		11.0
	2.	Advance payments received on orders		43.9
	3.	Trade payables		240.9
	4.	Liabilities due to affiliated companies		770.9
		thereof trade payables	14.9
		thereof Cashpool liabilities	278.2
	5.	Liabilities due to investee companies		0.0
	6.	Liabilities to shareholders		0.0
	7.	Other liabilities		159.6
		thereof tax	41.1
		thereof social security	9.8
E.	Deferred income			31.6
F.	Deferred tax liabilities			-
Net investment and liabilities				2,677.6

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of Income

For the financial year ended December 31, 2022

			1 Jan. -
mEUR			31 Dec. 2022

1.	Net sales		3,402.3
2.	Change of inventories of finished and unfinished goods		69.7
3.	Internally produced and capitalized assets		8.8
	Total performance		3,480.8
4.	Other operating income		95.3
	thereof from exchange rates	7.7
5.	Material expenses		-1,654.8
a. Expenses for raw and auxiliary materials and purchased goods			-1.544.7
b. Expenses for purchased services			-110.1
6.	Personnel expenses		-751.0
a. Wages and salaries			-627.2
b. Social security contributions and expenses			-123.8
	thereof from pension expenses	-6.8
7.	Depreciation and amortization		-56.6
a. Intangible and tangible assets			-56.6
b. Current assets			-
8.	Other operating expenses		-665.1
	thereof from exchange rates	-8.7
9.	Income from other securities and loans		0.2
	thereof from affiliated companies	-
10.	Interests and similar income		5.2
	thereof from affiliated companies	2.5
11.	Depreciation on financial assets		0.0
12.	Interests and similar expenses		-13.0
	thereof from affiliated companies	-9.6
	thereof from affiliated discounting	-1.4
13.	Taxes on income		-120.5
	thereof from tax allocations	-79.4
	thereof from deferred taxes	8.6
14.	Income after taxes		320.4
15.	Expenses from profit and loss transfer agreements		-216.9
16.	Net income		103.5

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of Cash Flows

For the financial year ended December 31, 2022

1 Jan. -
mEUR	31 Dec. 2022

Net Income	103.5
Depreciation (Appreciation) on assets	56.5
Increase (Decrease) of provisions	37.4
Other non-cash expenses (Income)	4.2
(Increase) decrease of stocks and trade receivables	-375.6
(Increase) decrease of other assets not attributable to investment or financing activities	-167.4
Increase (decrease) of trade payables	74.7
Increase (decrease) of other liabilities not attributable to investing or financing activities	421.1
(Profit) Loss from the disposal of fixed assets	-11.0
Interest expenses (Interest income)	7.8
Other expenses from investments	0.0
Income tax expense (Income tax income)	120.5
Income tax payments	-126.6
Cash Flow from ongoing business activities	145.3
Deposits from the disposal of intangible fixed assets	0.4
Payouts for investments in intangible fixed assets	-5.1
Deposits from the disposal of tangible fixed assets	22.8
Payouts for investments in tangible fixed assets	-104.5
Deposits from the disposal of financial fixed assets	3.2
Payouts for investments in financial fixed assets	-3.2
Deposits from disposals from the consolidated group	0.0
Payouts for additions to the consolidated group	0.0
Received interest	5.2
Dividends received	0.0
Cash Flow from investment activities	-81.2
Deposits from taking out financial loans	10.7
Payouts for the repayment of financial loans	-22.2
Deposits from received subsidies / grants	0.0
Paid interest	-11.6
Transactions with remaining Viessmann Group	1.1
(Payouts to) deposits from shareholders of the parent company	-174.0
Cash Flow from financial activities	-195.9
Cash effective change of financial resources	-131.8
Changes of financial resources due to exchange rate and valuation	-9.1
+ Financial resources at the beginning of the period	30.1
= Financial resources the at end of the period	-110.8

The financial resources fund is composed as follows:
Cash on hand, balances at bank	174.5
Liabilities due to banks (credit in current account)	-7.1
Cashpool Liabilities	-278.2
-110.8

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of Net Investment

For the financial year ended December 31, 2022

				Non-controlling interests
in mEUR	Net investment attributable to Viessmann Climate Solutions	Currency Translation	Total	Non- controlling interest w/o income	Income attributable to non- controlling interests	Total	Net Investment

As of 1 Jan. 2022	980.7	-54.4	926.3	0.7	-0.5	0.2	926.5
Currency translation		-12.0	-12.0	-	-	-	-12.0
Transactions with remaining Viessmann Group	3.1	-	3.1	-	-	-	3.1
Net income	103.4	-	103.4	-	0.0	0.0	103.5
As of 31 Dec. 2022	1,087.3	-66.5	1,020.8	0.7	-0.5	0.2	1,021.0

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Basis of Preparation

1	General information

1.1       Background

Viessmann Group GmbH & Co. KG (“Viessmann”) together with its subsidiaries (“Viessmann Group”) is a family-owned corporation domiciled in Allendorf (Eder). It is registered in the commercial register at the Marburg District Court under HRA 3389. Viessmann Group was founded in 1917 and develops and produces integrated climate and energy solutions.

Viessmann Group’s product range includes heat pumps, devices for combined use of electricity, heat generation and solar energy. With its 14,250 employees Viessmann Group is represented around the world with 22 production companies in twelve countries, 68 distribution companies in 31 countries, and 120 sales branches.

Viessmann Group comprises the following three main business areas:

●	Viessmann Climate Solutions

●	Viessmann Refrigeration Solutions

●	Viessmann Investment

Pursuant to Section 18.2.1 of the Sales and Purchase Agreement (“SPA”) between Viessmann and Blitz F23-620 GmbH as acquisition vehicle of Carrier Global Corporation, dated April 25, 2023, German GAAP (German Commercial Code, hereafter “HGB”) Combined Financial Information of the Viessmann Climate Solutions Business (hereafter “Viessmann Climate Solutions”) for the financial year 2022 have been prepared (“Annual Financial Statements” referred to hereafter as “AFS”). According to Exhibit 18.2.1.(a) the AFS consist of a:

●	Carve-out combined balance sheet (hereafter “Combined Statement of Financial Position”) as of December 31, 2022

●	Carve-out combined income statement (hereafter “Combined Statement of Income”) for the twelve months period ended December 31, 2022

●	Carve-out combined cash flow statement (hereafter “Combined Statement of Cash Flows”) for the for the twelve months period ended December 31, 2022

●	Carve-out combined statement of net investment (hereafter “Combined Statement of Net Investment”) for the financial year ended December 31, 2022

●	supplemental footnote disclosures

●	an Item 17 (Form 20-F) US GAAP reconciliation inclusive of a disclosure of the components of other comprehensive income (loss) and the associated amounts for respective twelve months period.

These AFS together with the additionally prepared Interim Financial Statements are referred to as “Required Financials – Part 1” in the Exhibit 18.2.1 (a) of the SPA.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

1.2       Description of the Business

Viessmann Climate Solutions offers complete solutions for heating and air-conditioning technology. In addition to photovoltaic and heating systems, the core areas also include digitally enabled service offerings such as heating as a service (hereafter “HaaS”). Viessmann Climate Solutions is globally active with about 80 entities that include production companies as well as sales entities.

From an organizational perspective, Viessmann Climate Solutions SE, Allendorf (Eder) (hereafter “Viessmann CS SE”) is the parent of a legal sub-group as reflected in chapter 2.2 (hereafter “CS Sub-Group”) within Viessmann Group that covers almost all of the legal entities and operating activities of Viessmann Climate Solutions. Viessmann CS SE, based in Allendorf (Eder) is registered in the commercial register at the Marburg District Court under HRB 7562. However, the CS Sub-Group does not comprise all legal entities and operations of Viessmann Climate Solutions. Further, the CS Sub-Group includes a small number of legal entities and operations which are not part of Viessmann Climate Solutions.

1.3       Purpose and Scope of the AFS

The purpose of the AFS is to facilitate the intended sale of Viessmann Climate Solutions. As such, the AFS shall only be used in connection with such intended sale and not for any other purpose. In addition, the AFS should only be read as a complete set.

For the financial year ended December 31, 2022, Viessmann Climate Solutions was controlled by Viessmann. Viessmann prepares consolidated financial statements in accordance with the provisions of §§ 290 et seq. HGB and Standards of ASCG (Accounting Standards Committee Germany). However, neither the CS Sub-Group nor Viessmann CS SE have prepared consolidated financial statements within the meaning of § 291 HGB in the past. Due to Viessmann preparing consolidated financial statements that also encompass Viessmann CS SE and its subsidiaries, Viessmann CS SE was not required to prepare, disclose and have audited its own consolidated financial statements. CS Sub-Group did not prepare separate financial statements in the past as CS Sub-Group is a combined set of activities and not a legal Sub-Group as further explained under chapter 1 of this document.

Since the CS Sub-Group does not include all legal entities and operations of Viessmann Climate Solutions and further includes legal entities and operations that are not part of Viessmann Climate Solutions, the AFS have been prepared on a combined basis to reflect the entirety of Viessmann Climate Solutions by Viessmann for Viessmann Climate Solutions. Furthermore, the AFS includes specific adjustments with respect to the scope and structure of the transaction (hereafter “Carve-out Measures”) as reflected in Exhibit 16.1.1 of the SPA as attached to the AFS. Please refer to chapter 2.3 for a comprehensive summary of such Carve-out Measures.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

2	Basis of the AFS

2.1       General

The AFS have been prepared based on the recognition and measurement principles of HGB. For the financial year presented, the AFS was prepared using Viessmann Group’s uniform German GAAP group accounting policies as reflected in chapter 3.

German GAAP or the Standards of the ASCG do not include any specific rules for the preparation of carve-out financial information. Viessmann Climate Solutions as it is intended to be legally transferred to the buyer is not a group of entities under the control of an immediate parent according to German GAAP and has not prepared consolidated financial statements in the past. Therefore, the AFS has been prepared on a combined basis using the reporting packages, which are prepared in accordance with Viessmann Group’s uniform accounting policies for purposes of the consolidated financial statements of Viessmann Group, for the entities in scope of the transaction including the Carve-out Measures. The consolidated financial statements of the Viessmann Group have been duly authorized by the shareholders of Viessmann on August 30, 2023.

Accounting matters, which have a material impact from the perspective of the AFS for Viessmann Climate Solutions, but not from the perspective of the Viessmann Group, have been included in the opening balance sheet (“OBS”) for the AFS. Those matters related to:

●	The accounting for HaaS whereby the CS Sub-Group sells equipment to an external financing company and leases the equipment back to lease it out to an external customer. Unlike the accounting in Viessmann’s consolidated financial statements, those transactions are accounted for as a failed sale towards the financing company and a finance lease towards the end customer, leading to an adjustment on revenues of EUR -12.7m, of net income of EUR 0.2m, net investment of EUR -0.1m (OBS: EUR -0.3m) and liabilities of EUR 26.7m (OBS: EUR 19.6m) as of Dec 31, 2022.

●	The calculation of obsolescence charges on inventories was not performed consistently in Viessmann’s consolidated financial statements. The retrospective consistent application led to an adjustment of net income of EUR -1.8m, net investment of EUR -5.7m (OBS: EUR -3.9m) and inventories of EUR -5.7m (OBS: EUR -3.9m) as of Dec 31, 2022.

●	some entities had presented their demonstration and exhibition pieces as inventories. They have been reclassified to fixed assets (including the related depreciation over the useful life). The reclassification led to an adjustment of net income of EUR -0.4m, net investment of EUR -2.3m (OBS: EUR -1.8m), inventories of EUR -3.6m and fixed assets of EUR 1.3m (OBS: EUR 1.8m) as of Dec 31, 2022.

●	during the year 2023 it became apparent that a certain model of wall-mounted gas boilers was defective due to a material defect in a supplier part. As the investigation into the root cause of the material defect and the evaluation of the situation progressed further, the initially assumed coverage by the insurance became less likely. To avoid property damage a preventive exchange of the defective part has been initiated. A provision for this measure has been retroactively recognized. The retroactive recognition led to an adjustment of net income of EUR -10.8m and net investment of EUR -16.5m (OBS: EUR -5.7m) and provision of EUR 16.5m (OBS: EUR 5.7m) as of Dec 31, 2022.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Due to the preparation of the AFS on a combined basis (as defined in chapter 2.2) the following principles have been followed:

●	Certain transfers of single assets (e.g., at equity investments) and single liabilities (e.g. pensions) are presented at the consolidated carrying amount of the Viessmann Group, including the corresponding impacts on the Combined Statement of Income, Statement of Cash Flows and Statement of Net Investment as set out in detail in chapter 2.3.

●	Due to the aforementioned principles, the AFS may not be indicative of the financial position, operation of results and Cash Flows that would have been presented if Viessmann Climate Solutions had been a standalone group. Therefore, the AFS may not necessarily be indicative of the future financial position, operation of results and cash flows of Viessmann Climate Solutions.

●	All intercompany transactions and balances between entities within Viessmann Climate Solutions have been eliminated. Intercompany balances with other Viessmann Group entities that were previously eliminated in the Viessmann Group consolidated financial statements have been reinstated and are treated as related party balances from a Viessmann Climate Solutions perspective.

●	Since Viessmann Climate Solutions has not constituted a separate legal group in the past, the AFS does not show share capital or an analysis of capital reserves and retained earnings of Viessmann Climate Solutions. Instead, the net investment of Viessmann Climate Solutions reflects the cumulative investment of Viessmann Group in Viessmann Climate Solutions. In the Combined Statement of Financial Position this is shown as “Net investment”.

As additional notes disclosure an Item 17 (Form 20-F) US GAAP reconciliation has been prepared. The reconciliation comprises reconciliation statements from German GAAP to US GAAP of net income, net investment and Cash Flows. Therefore, all assets, liabilities, gains and expenses have to be recognized and measured according to US GAAP for the purpose of the reconciliation. Furthermore, the components of other comprehensive income (loss) and the associated amounts for respective twelve months period according to US GAAP have been disclosed.

The AFS was prepared on a going concern basis.

The AFS is presented in Euro. Unless specified otherwise, all amounts are stated in millions of Euro (mEUR). All amounts are rounded to the nearest thousands except when otherwise indicated. This may result in differences compared to unrounded figures.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

2.2       Scope of Combination

Viessmann Climate Solutions comprises the following legal entities which were included in the AFS.

No.	Entity	Country	Headquarter	Legal Sub-Group as of Dec. 31, 22	Share

1	Viessmann Holding	Germany	Allendorf (Eder)	Yes	50.00%
	International Verwaltungs
	GmbH***

2	Viessmann Holding	Germany	Battenberg (Eder)	Yes	100.00%
	International Beteiligungs
	GmbH & Co. KG

3	Viessmann Climate Solutions	Germany	Allendorf (Eder)	Yes	100.00%
	SE

4	Viessmann Werke Berlin	Germany	Berlin	Yes	94.90%
	GmbH***

5	Viessmann Shared Service	Germany	Allendorf (Eder)	Yes	100.00%
	GmbH

6	Viessmann Logistik	Germany	Allendorf (Eder)	Yes	100.00%
	International GmbH

7	Viessmann IT Service GmbH	Germany	Allendorf (Eder)	Yes	100.00%

8	Viessmann Climate Solutions	Germany	Allendorf (Eder)	Yes	100.00%
	Berlin GmbH

9	Viessmann Deutschland GmbH	Germany	Allendorf (Eder)	Yes	100.00%

10	Viessmann Solutions &	Germany	Allendorf (Eder)	Yes	100.00%
	Services GmbH

11	Viessmann PV + E-Systeme	Germany	Allendorf (Eder)	Yes	100.00%
	GmbH

12	Connectivity Solutions GmbH	Germany	Allendorf (Eder)	Yes	100.00%

13	Viessmann Werke Allendorf	Germany	Allendorf (Eder)	Yes	100.00%
	GmbH

14	Viessmann Holding	Germany	Battenberg (Eder)	Yes	100.00%
	International GmbH

15	Viessmann Elektronik GmbH	Germany	Allendorf (Eder)	Yes	100.00%

16	Viessmann Workforce GmbH	Germany	Frankfurt am Main	Yes	100.00%

17	Viessmann CS Real Estate SE	Germany	Allendorf (Eder)	Yes	89.90%
	& Co. KG

18	Viessmann Industriekessel	Germany	Mittenwalde	Yes	100.00%
	Mittenwalde GmbH

19	VWB Real Estate GmbH & Co.	Germany	Allendorf (Eder)	Yes	89.90%
	KG

20	BIOFerm GmbH	Germany	Allendorf (Eder)	Yes	100.00%

21	PSV Project Service and Value	Italy	Padova	Yes	100.00%
	S.r.l.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

No.	Entity	Country	Headquarter	Legal Sub-Group as of Dec. 31, 22	Share
22	ViAir AG	Suisse	Zug	Yes	100.00%

23	Viessmann China Ltd.***	China	Hongkong	Yes	100.00%

24	Viessmann d.o.o. (Slovenia)	Slovenia	Maribor	Yes	100.00%

25	Viessmann d.o.o. (Croatia)	Croatia	Zagreb	Yes	100.00%

26	Viessmann d.o.o. (Serbia)	Serbia	Belgrad	Yes	100.00%

27	Viessmann EOOD	Bulgaria	Sofia	Yes	100.00%

28	Viessmann Fütéstechnika Kft.	Hungary	Törökbálint	Yes	100.00%

29	Viessmann Hausautomation	Germany	Wangen im Allgäu	Yes	100.00%
	GmbH i.L. **

30	Viessmann Heating Technology	China	Beijing	Yes	100.00%
	Beijing Co., Ltd.

31	Viessmann Heating Technology	China	Dachang	Yes	100.00%
	Dachang Co., Ltd.

32	Viessmann Heating Technology	China	Zhejiang	Yes	100.00%
	Zhejiang Co., Ltd.

33	Viessmann Holding AG	Suisse	Basel	Yes	100.00%

34	Viessmann Isı Teknikleri Ticaret	Turkey	Istanbul	Yes	100.00%
	Anonim Șirketi

35	Viessmann Kraft-Wärme-	Germany	Landsberg am	Yes	100.00%
	Kopplung GmbH		Lech

36	Viessmann LLC***	Ukraine	Kiew	Yes	100.00%

37	Viessmann Manisa Isi	Turkey	Manisa	Yes	100.00%
	Teknolojileri Sanayi ve Ticaret
	Limited Sirketi

38	Viessmann Manisa Satis	Turkey	Manisa	Yes	100.00%
	Pazarlama ve Ticaret Limited
	Șirketi
39	Viessmann Middle East FZE	VAE	Dubai	Yes	100.00%

40	Viessmann Oy	Finland	Vantaa	Yes	100.00%

41	Viessmann s.r.o.	Slovakia	Bratislava	Yes	100.00%

42	Viessmann SIA	Latvia	Riga	Yes	100.00%

43	Viessmann Sp. z o.o.	Poland	Wroclaw	Yes	100.00%

44	Viessmann, spol. s.r.o.	Czech	Chrášťany	Yes	100.00%
		Republic

45	Viessmann S.R.L.***	Romania	Brasov	Yes	100.00%

46	Viessmann Technika Dombóvár	Hungary	Dombóvár	Yes	100.00%
	Kft.

47	Viessmann Technika Grzewcza,	Poland	Legnica	Yes	100.00%
	Sp. z o.o.***

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

No.	Entity	Country	Headquarter	Legal Sub-Group as of Dec. 31, 22	Share
48	Viessmann UAB	Lithuania	Vilnius	Yes	100.00%

49	Viessmann Värmeteknik AB	Sweden	Kista	Yes	100.00%

50	ithinx GmbH	Germany	Allendorf (Eder)	Yes	100.00%

51	Viessmann A/S	Denmark	Hedehusene	Yes	100.00%

52	Viessmann Belgium BVBA***	Belgium	Brussels	Yes	100.00%
			(Nossegem)

53	Viessmann Faulquemont SAS	France	Faulquemont	Yes	100.00%

54	Viessmann France SAS	France	Faulquemont	Yes	100.00%

55	Viessmann Holding Austria	Austria	Steinhaus	Yes	100.00%
	GmbH
56	Viessmann Ltd.	Great	Telford	Yes	100.00%
		Britain

57	Viessmann Manufacturing	USA	Warwick	Yes	100.00%
	Company (U.S.) Inc.

58	Viessmann Manufacturing	Canada	Waterloo	Yes	100.00%
	Company Inc.

59	Viessmann Nederland B.V.	Netherlands	Rotterdam	Yes	100.00%

60	Viessmann S.L.	Spain	Pinto (Madrid)	Yes	100.00%

61	Viessmann S.r.l. (Italy)	Italy	Pescantina	Yes	100.00%
			(Verona)

62	Viessmann (Schweiz) AG	Suisse	Spreitenbach	Yes	100.00%

63	Viessmann Industrie Holding	France	Didenheim	Yes	100.00%
	SAS

64	Viessmann Holzheiztechnik	Austria	Steinhaus	Yes	100.00%
	GmbH

65	Viessmann GmbH	Austria	Steinhaus	Yes	100.00%

66	Etanomics Italia S.r.l.	Italy	Milano	Yes	100.00%

67	Nuove Energie S.r.l.	Italy	Pescantina	Yes	100.00%
			(Verona)

68	Viessmann Engineering S.r.l.	Italy	Pescantina	Yes	100.00%
			(Verona)

69	Viessmann Industrie France	France	Didenheim	Yes	100.00%
	SAS

70	FörderProfi GmbH	Germany	Berlin	Yes	100.00%

71	Viessmann LLC***	Uzbekistan	Taschkent	Yes	100.00%

72	Viessmann Singapore Pte. Ltd.	Singapore	Singapore	Yes	100.00%

73	Viessmann Australia PTY Ltd.	Australia	Sydney	Yes	100.00%

74	Viessmann Technology Vietnam	Vietnam	Dong Nai	Yes	100.00%
	Limited

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

No.	Entity	Country	Headquarter	Legal Sub-Group as of Dec. 31, 22	Share
75	Youco B22-H355 Vorrats-GmbH & Co. KG (zukünftig: DBT Digital Building Technology)	Germany	Münster	Yes	25.00%

76	DBT Verwaltungs GmbH	Germany	Münster	Yes	100.00%

77	Peccon GmbH*	Germany	Regensburg	No	60.00%

78	Clipper Enterprises Limited*	Great	Salisbury	No	42.00%
		Britain

79	Bio-Energie Allendorf GmbH	Germany	Allendorf (Eder)	No	100.00%

80	Viessmann Refrigeration	Poland	Wroclaw	No	100.00%
	Solutions Operations sp.z.o.o.*

*	Transferred to Viessmann Climate Solutions by Carve-out Measures

**	Liquidated in 2023, already de-consolidated in 2020, since then participation valued at 1 EUR

***	Minority shareholdings transferred to Viessmann Climate Solutions by Carve-out Measures

In addition to the entities aforementioned several adjustment measures (so called Carve-out Measures) have been defined. On the one hand, defined assets and liabilities are or will be transferred to an entity outside of Viessmann Climate Solutions, which are or were legally owned by Viessmann Climate Solutions entities. On the other hand, defined assets and liabilities are or will be transferred to an entity within Viessmann Climate Solutions, which were part of the Viessmann Climate Solutions Business but have not been legally owned by Viessmann Climate Solutions entities. Please refer to the following chapter 2.3 for additional information on adjustments to the scope of combination and how the adjustments have been or will be legally implemented.

2.3       Carve-out Measures

The AFS has been prepared including specific Carve-out Measures to reflect the scope and structure of the intended transaction. Carve-out Measures have been reflected as of January 01, 2022. For a more detailed understanding on how the Carve-out Measures have been recognized in the AFS please refer to chapters 2.3.1 – 2.3.5. Please note that the related consideration for each of the Carve-out Measures is only reflected in the AFS at the point in time of the respective transaction. A list of the Carve-out Measures that have been legally implemented upon preparing the AFS is further described in detail in chapter 3. Subsequent Events.

The Carve-out Measures are as follows:

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

2.3.1	Transfer of non-consolidated and consolidated affiliates out of Viessmann Climate Solutions

The shares of the following non-consolidated affiliates, which are legally owned by, but are not part of Viessmann Climate Solutions are part of the combination scope. In consequence, the carrying value of these shares have been excluded for purposes of the AFS as of January 1, 2022:

●	HKB Holding B.V.,

●	Viessmann Pars Novin Co. Ltd,

●	Viessmann Biogas Beteiligungs GmbH &Co KG,

●	Viessmann Biogas Komplementär GmbH,

●	Polybloc AG:

No payments have taken place in 2022.

The activities of the following consolidated affiliates that are part of Viessmann Climate Solutions are not part of the combination scope. For purposes of the AFS such entities have been excluded accordingly from the scope of combination:

●	OOO Viessmann (no purchase price paid in 2022),

●	OOO Viessmann Lipetsk (no purchase price paid in 2022).

2.3.2	Transfer of shares of consolidated affiliates, an investment and minorities shares to Viessmann Climate Solutions

The shares of the following consolidated affiliates are part of the combination scope. For purpose of the AFS such entities have been included accordingly in the scope of combination:

●	Viessmann Refrigeration Solutions Operations sp.z.o.o.,

●	Bioenergie Allendorf GmbH,

●	Peccon GmbH.

For the purposes of the AFS, all assets and liabilities and P&L effects of the companies have been fully combined and are therefore considered in the calculation of the Cash Flows and financial resources fund. No payments have been made in 2022 for the purchase of these companies.

The shares of Clipper Enterprise Limited (42%), an investment company, are part of the combination scope. Therefore, the carrying value of such shares has been recognized for purposes of the AFS as of January 1, 2022.

The following minority shares that are held by Viessmann are part of the combination scope.

Accordingly, the related minorities were eliminated in the AFS:

●	Viessmann Holding International Verwaltungs GmbH

●	Viessmann Werke Berlin GmbH.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

The following minority shares that are held outside of Viessmann Climate Solutions are part of the combination scope. As these minorities have been held under an agreement that all earnings are allocated to the majority shareholder, these minorities have no book value. Hence, there is no impact on the AFS:

●	Viessmann Technika Grzewcza sp. z o.o. – 95% held by Viessmann Holding International GmbH

●	Viessmann China Ltd. – 95% held by Viessmann Holding International GmbH

●	Viessmann SRL- 95% held by Viessmann Holding International GmbH

●	Viessmann LLC- 95% held by Viessmann Holding International GmbH

●	Viessmann Belgium BVBA – 99% held by Viessmann Holding AG, Basel

No payments have been made in 2022 for the purchase of the shares in these companies and no distributions or contributions from those companies have been made. Hence, no impact on the Carve-Out Statement of Cash Flows resulted from those measures.

2.3.3       Transfer of real estate properties

Certain real estate properties not owned by Viessmann Climate Solutions are part of the combination scope and certain real estate properties owned by Viessmann Climate Solutions are not part of the combination scope. In consequence, the underlying assets have been excluded from / included in the AFS. Related items of income and expense have been excluded / included in the Carve-Out Statement of Income as of January 01, 2022.

Transfer from Viessmann Climate Solutions to remaining Viessmann (Carve out)

●	Real property in Battenberg (Viessmann Gästehaus Battenberg) – the asset as well as the corresponding items of income and expense have been excluded.

●	Land property in Allendorf (parking lot and adjacent properties) – the asset as well as the corresponding items of income and expense have been excluded.

●	Land property in Wattens (Austria) – the asset as well as the corresponding items of income and expense have been excluded.

Actual cash payments related to those assets (e.g. for payment of expenses in the period) were presented within the financing Cash Flow under “Transactions with remaining Viessmann Group”.

Transfer from remaining Viessmann Group to Viessmann Climate Solutions (Carve in)

●	Land property in Allendorf (parking lot and adjacent properties) – the asset as well as the corresponding items of income and expense have been included.

●	Land property in Allendorf (biogas plant) – the asset as well as the corresponding items of income and expense have been included.

Actual cash payments related to those assets (e.g. for payments of expenses in the period) were presented within the financing Cash Flow under “Transactions with remaining Viessmann Group”.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

2.3.4	Transfer of several assets and pension obligations out of and to Viessmann Climate Solutions

Transfer of pension obligations

Pension obligations of remaining Viessmann Group towards pensioners (937) and entitled persons (62 former employees) who originally worked for Viessmann Climate Solutions Business (excluding the commitments towards Prof. Dr. Viessmann and other key employees of remaining Viessmann Group) shall be transferred by way of hive down to Viessmann CS SE together with the corresponding amount of the pension provision. For the hive down the pension obligation has been valued as of December 31, 2022, according to HGB separately. As of December 31, 2022, the pension obligation amounts to EUR 14.0m. Viessmann Group will fund the pension obligations by way of a money transfer as of January 1, 2023. The cash funding in 2023 is not reflected in the AFS.

After signing of the SPA, Viessmann and the purchaser agreed that all rights and obligations as well as the capacity as sponsor of the pension fund (“Unterstützungskasse”) for the employees of former Viessmann Industrietechnik GmbH Homberg shall be transferred to Viessmann CS SE. As of December 31, 2022, the shortfall towards the pension fund amounts to EUR 0.5m. The amount is not included in the Combined Statement of Financial Position in accordance with Art. 28 EGHGB (Introductory Act to HGB) which includes a statutory accounting choice to recognize the shortfall as a liability or to only disclose it but will be funded by Viessmann at the time of transfer. For purposes of AFS the pension provision was included in the Carve-Out Statement of Financial Position.

Net income effects related to the pension obligations were included in the Combined Statement of Income within personnel and interest expenses. Actual cash payments related to those obligations were presented within the financing Cash Flow under “Transactions with remaining Viessmann Group”.

A pension commitment by Viessmann Holding International Verwaltungs GmbH (which is part of the combination perimeter) in favor of Prof. Dr. Viessmann will be transferred to Viessmann Group. The related pension provision and related P&L effects were excluded from the AFS.

All transfers have been considered as of January 01, 2022, although the legal implementation will only happen in 2023.

Transfer of artwork

The following three pieces of artwork were excluded from the AFS.

●	Touch

●	Venice

●	Edition Eurola

The pieces of artwork were excluded with their carrying value and related expense items (if any) from the AFS.

Given that there were no cash implications associated with the artwork in 2022, this consequently does not impact the calculation of the Cash Flow.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Transfer of domain names and IP

Numerous domain names and intellectual properties will be transferred from Viessmann Group to Viessmann Climate Solutions and from Viessmann Climate Solutions to Viessmann Group. Only a few of them had a book value. In result domain names with a book value of EUR 0 were included in the Combined Statement of Financial Position and EUR 0.002m were excluded from the Combined Statement of Financial Position and the Combined Statement of Income. Given that there were no cash implications associated with the domain names and IP in 2022, this consequently does not impact the calculation of the Cash Flow.

2.4       Combination Principles

2.4.1       General

The AFS were prepared in accordance with the following principles:

●	Combination of all assets and liabilities and income and expenses of each of the entities and operations that form Viessmann Climate Solutions including all Carve-out Measures as set out in chapter 2.3 with their carrying amounts as included in Viessmann’s consolidated financial statements for the respective period with limited exceptions as noted above (including the relevant Goodwill balances)

●	Elimination of existing intra-CS Sub-Group receivables, liabilities and provisions of Viessmann Climate Solutions, contingent liabilities, and other financial liabilities

●	Elimination of intra-group revenue, expenses, and income of Viessmann Climate Solutions

●	Elimination of profit and loss transfers of companies in the scope of combination and investment income as well as write-downs and appreciation in shares in the companies included in the combination scope

●	Elimination of profits from intra-group transactions of Viessmann Climate Solutions

●	Adjusting events have only been taken into account up to May 24, 2023, i.e. the relevant point in time, when the Viessmann Group Financial Statements were presented to the audit committee of the Board of Directors.

For acquisitions since 2010, capital consolidation has been performed exclusively using the purchase method (§ 301 (1) HGB), whereby the total net assets of the acquired subsidiary, including any non-controlling interest, are measured at fair value at the date of initial consolidation. For acquisitions up to 2010, the so-called book value method (§ 301 (1) sentence 2 no. 1 HGB old version) was applied, whereby a revaluation was only carried out for the net assets attributable to shares in the parent company.

At equity consolidation for investments in associated companies

Associated companies are entities over which an entity of Viessmann Climate Solutions can exercise significant influence, namely by participating in the investee´s financial and operating policy decisions. Generally, this relates to entities in which Viessmann Climate Solutions holds 20 to 50% of the voting rights. As of December 31, 2022, this applies only to Clipper Enterprises Limited.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Associated companies are accounted for using the equity method at the group’s share of equity. They are initially recognized at cost. Any goodwill arising on acquisition is included in carrying amount of the investment and depreciated over its useful life. Viessmann Climate Solutions’ share in the earnings of the equity-accounted investments in associated companies is recognized in the income statement within the financial income or expenses.

2.4.2       Tax allocations

Current and deferred income taxes are recognized for each entity or tax group of Viessmann Climate Solutions, respectively. Certain German entities of Viessmann Climate Solutions are part of a tax group (“Organschaft”) and did not file separate tax returns. All tax profits and tax losses of the German tax group are attributed to Viessmann CS SE. Income tax expense or income of Viessmann CS SE is shown in the Combined Statement of Income. Viessmann CS SE attributes all tax profits and tax losses to Viessmann (“Organträger”) and did not file a separate tax return. Therefore, the tax receivable or liability of Viessmann CS SE is recognized and disclosed as a receivable or liability against Viessmann as a related party.

2.4.3       Profit and loss transfer agreement

Viessmann CS SE has a profit and loss transfer agreement with Viessmann’s parent and also attributes all tax profits and tax losses to Viessmann (“Organträger”) as stated above. The expense presented in the Combined Statement of Income due to the profit and loss transfer agreement comprises the portion of the profits transferred to Viessmann remaining after deduction of the income tax expense regulated by tax allocation agreements.

2.5       Currency Translation

Unless the financial statements were prepared in Euro, the values of the Combined Statement of Financial Position of the foreign companies included were converted uniformly at the spot exchange rate on the reporting date. The difference compared with the respective historical rate is recognized directly in net investment. The translation differences in the fixed asset grid resulting from the different closing rates were offset against the respective acquisition/production costs or accumulated depreciation without affecting income in accordance with § 308a HGB and German Accounting Standard (GAS) 25.

In the Combined Statement of Income of the foreign companies, unless they are presented in Euro, all expenses and income have generally been converted at average annual exchange rates. The differences resulting from the application of different exchange rates between the Combined Statement of Income and the Combined Statement of Financial Position were netted directly in net investment.

Receivables and liabilities in foreign currencies in the single entity financial statements were converted on the reporting date at the spot exchange rate. Transactions during the fiscal year were converted at the respective daily average exchange rate. In the case of non-current foreign currency items, the historical cost principle and the lower of cost or market principle apply.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

If material for consolidated financial statements, German Accounting Standard (GAS) 25 “Foreign Currency Translation in Consolidated Financial Statements” states that the inclusion of subsidiaries in hyperinflationary economies in the consolidated financial statements require the elimination of the effects of inflation on assets, liabilities, income, and expenses at the latest in the financial statements adjusted to conform to uniform group accounting policies. Due to materiality considerations these GAS 25 requirements on hyperinflation accounting have not been applied.

3	General accounting policies and changes

The preparation of the AFS requires exercise of judgment by management, who are required to make certain assumptions and estimates that may affect the amounts of the assets and liabilities included in the Carve Out Statement of Financial Position and the amounts of income and expenses included in the Carve Out Statement of Income. Events after the balance sheet date have been considered consistently to the Viessmann Group financial statements and disclosed in the Subsequent Event chapter.

Intangible assets are capitalized at cost less depreciation and amortization and impairment losses, in the case of extraordinary impairments. Intellectual property and similar rights acquired as well as licenses to such rights and assets are depreciated assuming a useful life of 2 to 25 years with goodwill being depreciated over 3, 4, 5, 8 or 10 years starting from the date of acquisition.

The respective useful life of goodwill is justified individually for each company based on its technology, its employees and its long-term customer relationships as well as based on expected synergies. During the amortization period, an annual impairment test is carried out, regardless of the assumed useful life.

Tangible assets (Property, plant and equipment) are measured at cost less depreciation and amortization and, in the case of extraordinary impairments, by unscheduled depreciation. Depreciation and amortization are calculated based on a regular useful life of 2 to 50 years for movable property, plant and equipment and a maximum of 55 years for depreciable immovable fixed assets, mainly using the straight-line method. Pieces of artwork from known artists are valued at acquisition costs.

The shares in affiliated companies, participations, non-current securities and shares in companies held for investment purposes included within the financial assets are accounted for at cost or at lower fair value. Loans are measured at cost less any principal repayments or lower fair value.

Inventories (raw materials, auxiliary and operating materials as well as trading goods) are valued at the lower of acquisition or the replacement cost. The valuation of the unfinished and finished products as well as work in progress is carried out at cost of production, including an appropriate amount of manufacturing and material overhead costs as well as depreciation and amortization of property, plant and equipment used for production. In order to carry out loss-free valuations and to consider inventory risks resulting from long storage periods or reduced usability, write-downs were carried out based on a case-by-case basis.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Advance payments as part of the inventories made were recorded at their nominal amount. Advance payments received on inventories to the extent that they relate to capitalized production costs were shown separately from the item “inventories” with their respective settlement amount net of VAT.

Receivables, other assets and cash and cash equivalents are valued at nominal or present value. Appropriate individual and lump-sum value adjustments were recorded with regard to the credit risk of trade receivables and other assets.

Current securities were measured at cost or the lower fair value.

Deferred tax assets and liabilities result from temporary differences between the tax base and the accounting base of assets and liabilities as well as from consolidation measures. The accounting choice to recognize deferred tax assets according to § 274 HGB in the statutory financial statements of the legal entity is not exercised. In the Combined Statement of Financial Position deferred tax assets and liabilities are presented after offsetting. For the calculation of deferred taxes within the German tax group a tax rate of 15 % and a group tax rate of 25 % have been used.

Investment grants and allowances have been reported as a special item, which is released in line with the depreciation of the subsidized assets over the appropriate period.

Pension and similar obligations relate to domestic and foreign companies. They have been recorded following actuarial principles. The underlying assumptions are summarized in the following table:

Valuation method	Modified partial value method or
Projected-Unit-Credit Method (PUC)
Calculation bases	Guideline Tables 2018 G
by Prof. Dr. Klaus Heubeck
Generationentafel AVÖ 2018-P ANG
And further respective country-specific mortality tables
Actuarial interest rate	1.78% to 1.79%
Pension trend	0.50% to 3.00% (mostly 2.1%)
Income trend	Services are independent of income

Other assets (assets from reinsurance policies) have been measured at fair value and are netted in the balance sheet against pension provisions, insofar as they are assets to be netted in accordance with § 246 (2) sentence 2 HGB. Some pension promises are funded by pledged reinsurance policies that qualify as plan assets. The fair value of the pledged reinsurance policies and the acquisition costs of the reinsurance policy amount to EUR 0.2m and the relating pension obligations amount to EUR 0.3m. In the financial result, expenses of EUR 0.005m were offset against the changes of the fair value of the reinsurance policies in the amount of EUR 0.007m.

The actuarial interest rate applied to the provisions for pensions, severance payments (Austria, France, Italy, Turkey and Dubai), jubilee and survivors’ benefits is a qualified estimated interest rate with a term of 15 years as of December 31, 2022, as permitted as an accounting choice by § 253 (2) sentence 2 HGB. This was calculated by extrapolating the ten-year average interest rate for pensions and pension-like severance payments (Austria and France) or the seven-year average interest rate for survivors’ payments published by the Deutsche Bundesbank in accordance with the Restitution Discounting Ordinance (“Rückstellungsabzinsungsverordnung”) as well as the average interest rate for the other severance payments and anniversaries as of September 30, 2022, and October 31, 2022, respectively. The accounting choice has been applied with regard to the use of the average market interest rate resulting from an assumed remaining term of 15 years of § 253 (2) sentence 2 HGB. The difference between the recognition of provisions based on the corresponding average market interest rate from the past ten financial years and the recognition of provisions based on the corresponding average market interest rate from the past seven financial years amounts to EUR 2.7m.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

The changes in the actuarial interest rate are recognized in personnel expenses. The difference between service cost and annual payments made in a fiscal year as personnel expenses within the operating result.

Other provisions reflect all recognizable risks and uncertain liabilities to a reasonable extent and in accordance with reasonable commercial judgement and considering commercial prudence. The provisions were recorded at the required settlement amount.

Provisions with a maturity of more than one year are discounted with the seven-year average interest rate as of December 31, 2022, published by Deutsche Bundesbank corresponding to their remaining maturity in accordance with the Provision Discounting Ordinance (“Rückstellungsabzinsungsverordnung”).

As part of the provision for partial retirement, the inalienable opportunities for employees to make use of the partial retirement scheme resulting from current contracts were considered in the amount of the expected top-up (“Aufstockungsbeträge”) and the arrears of performance (“Erfüllungsrückstand”). The severance payment obligations arising from these contracts pursuant to § 6 TV-BB and § 12 of the Collective Agreement on the Flexible Transition to Retirement (TV FlexÜ) were also recorded within other provisions.

Trade payables and other liabilities are recorded with their settlement amount.

Deferred income and expenses comprise short- and medium-term accruals.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Disclosures to the Combined Statement of Financial Position

Fixed assets – In accordance with § 284 (3) HGB, the fixed assets movement schedule is presented using the gross method. The Statement of Changes in Fixed Asset is shown in Annex 1 to the notes to the Combined Financial Statements. Long term investments amounting to EUR 0.4m were pledged as collateral for bank guarantees.

Receivables and other assets – Trade receivables include bills of exchange in the amount of EUR 6.3m.

Receivables from affiliated companies (EUR 768.7m) amounts to EUR 7.1m from supplies and services and to EUR 554.2m from Cashpool.

Other assets include EUR 0.5 thousand in input taxes that cannot yet be offset and that will not come into legal existence until after the closing date.

Deferred tax assets – Deferred tax assets relate exclusively to items in the AFS (consolidation measures) in accordance with § 306 HGB. A tax rate of 15% (previous year: 15%) or a Group tax rate of 25% (previous year: 25%) was used to calculate deferred taxes within the CS Sub-Group. The resulting deferred taxes are mainly due to the intragroup profit elimination, debt consolidation and the disclosure of hidden reserves in the course of capital consolidation.

Net Investment – The share capital of Viessmann CS SE entered in the commercial register amounted to EUR 200m at the reporting date and is attributable to the Net Investment.

Provisions –Other provisions mainly include provisions for warranties (EUR 146.1m) and provisions for personnel and social costs (EUR 120.8m).

Liabilities – The remaining terms to maturity of the individual liabilities are shown in the schedule of liabilities in Annex 2 to the notes to the Combined Financial Statements.

Amounts owed to credit institutions are secured by mortgages, by the assignment as security of individual items of property, plant and equipment, inventories, receivables and by pledging bank balances (EUR 2.9m).

Liabilities to affiliated companies (EUR 770.9m) amount to EUR 14.9m from supplies and services and to EUR 278.3m from Cashpool.

The delivery of raw materials, consumables and supplies, semi-finished goods and merchandise as well as items of property, plant and equipment results in the usual retention of title.

The resulting payment obligations in subsequent years are included in other financial obligations. The purpose of the transactions is to improve liquidity. Risks relate to the lease payments to be made and the contractual commitment.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Other financial obligations – The following expenses are incurred for commitments under rental and lease agreements as well as maintenance, service, and support agreements:

mEUR
2023	71.4

2024 - 2027	89.2

160.6

Purchase commitments for capital expenditures amount to EUR 9.8m.

Based on current agreements, we anticipate expenses of EUR 28.6m from advertising and sponsorship contracts.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Disclosures to Combined Statement of Income

Revenue – Net sales are broken down by product lines and by regions as follows:

Product lines (in mEUR)	2022
Residential gas boilers	701.0
Residential heat pumps	594.4
PV systems & electronic	395.6
Customer service	354.8
Vitoset, A/C, electric direct heating, district heating, warm water	322.2
Water storage	188.6
Floor standing boilers	179.1
Others	666.6
Total	3,402.3

Region (in mEUR)	2022
Germany	1,519.1
Europe (without Germany)	1,622.0
Overseas / other foreign	261.2
Total	3,402.3

Other operating income – Other operating income includes income of EUR 0.2m from the reversal of special items for investment grants and subsidies. Income relating to other periods mainly results from intercompany invoicing of expenses for sponsoring arrangements (EUR 16.8m), the reversal of provisions (EUR 10.7m), asset disposals (EUR 13.3m), reimbursements from insurance companies and compensation payments (EUR 1.3m), the reversal of valuation allowances on receivables and income from derecognized receivables (EUR 1.2m), cost reimbursements for previous years and the derecognition of liabilities (EUR 0.7m), and the utilization of other provisions (EUR 0.8m), which offset the primary expenses in cost of materials and personnel expenses.

Personnel expenses – The lump-sum social security contributions (short-time working allowance) reimbursed by the German Federal Employment Agency for a subsidiary in the amount of EUR 0.1m were offset against social security contributions and expenses for pensions and other benefits. On average for the year, the CS Sub-Group employed Employees of 7,049 and Industrial workers of 3,510. The posted remuneration for the members of the management was an expense of EUR 6.0m and for the Supervisory Board and non-executive Board of Directors members of EUR 0.3m.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Depreciation, amortization and write-downs – Depreciation and amortization includes impairment losses on property, plant and equipment of EUR 0.09m due to expected permanent impairment.

Other operating expenses – The item includes other taxes in the amount of EUR 4.2m. Expenses relating to other periods mainly result from the disposal of non-current assets (EUR 1.7m) and bad debts (EUR 0.6m).

Write-downs of financial assets – Impairment losses on the lower fair value of financial assets due to expected permanent impairment amount to EUR 0.05m.

Interest income – Interest income of EUR 0.9m resulted from HaaS contracts and EUR 0.003m resulted from tax refunds for previous years.

Interest expense – Interest expenses of EUR 0.5m resulted from HaaS contracts and EUR 0.01m resulted from back tax payments for previous years.

Taxes on income – Taxes on income include EUR 0.05m in back payments for previous years and EUR 0.3m in refunds for previous years.

Non-controlling interests – Non-controlling interests account for gains of EUR 0.04m.

Auditor’s fees – The total fee for the auditor of the Viessmann Group consolidated financial statements includes EUR 0.9m for auditing services for the separate financial statements and the consolidated financial statements.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Disclosures to Combined Statement of Cash Flows

Cash Flows are classified in the Combined Statement of Cash Flows separately by operating, investing and financing activities. Classification is based in each instance on the economic activities of the entity. Cash Flows are generally reported gross, except when otherwise permitted or required by German Accounting Standard (GAS) 21, for example when cash flows from operating activities are reported using the indirect method.

The starting point for the Combined Statement of Cash Flows is cash funds (referred to as “financial resources fund”) at the beginning of the period. These consist of cash and cash equivalents and liabilities to credit institutions that are repayable on demand and other short-term borrowings that are used for an entity’s cash management. In addition, Cashpool Liabilities are included in the financial resources fund whereas Cashpool Receivables were excluded and shown as financing cash flow. Cash equivalents are short-term, highly liquid investments held as a liquidity reserve that are readily convertible to cash and are subject to an insignificant risk of changes in value. The following overview shows the composition of cash funds:

The financial resources fund is composed as follows:

31 Dec. 2022
Cash on hand and balances at banks	174.5
Liabilities due to banks (credit in current accounts)	-7.1
Cashpool liabilities	-278.2
Total	-110.8

Due to the exclusion of Cashpool receivables, the financial resources fund shows a negative number, e.g., a liability. Cashpool receivables against the Cashpool leader Viessmann Group GmbH & Co KG exist in the amount of EUR 554.2m as of December 31, 2022.

The effects of the Carve-out measures on the Cash Flow Statement are shown separately in the reconciliation statement.

In general, the Combined Cash Flow is derived from the Carve Out Statement of Financial Position and Carve Out Statement of Income, together with additional information.

Cash Flows from operating activities (referred to as “Cash Flow from ongoing business activities”) are reported using the indirect method. Under the indirect method, profit or loss for the period is adjusted for the effects of non-cash income and expenses, changes in items of working capital (excluding cash funds) and all items that are associated with Cash Flows from investing or financing activities. By contrast, Cash Flows from investing (referred to as “Cash Flow from investment activities”) and financing activities (referred to as “Cash Flow from financial activities”) are both reported using the direct method.

Cash Flows from operating activities are derived from the entity’s revenue-generating activities to the extent that they are not attributable to Cash Flows from investing or financing activities. In addition, income taxes paid are generally attributed to operating activities and reported separately.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Cash Flows from investing activities arise in connection with the use of the entity’s resources to generate long-term income, generally over a period of more than one year. Cash Flows relating to the investment of cash funds for short-term cash management are also attributable to cash flows from investing activities, except where these are attributable to cash funds or are held for trading. In addition, cash flows relating to the acquisition and disposal of consolidated entities are classified as investing activities. Moreover, interest and dividends received are attributed to investing activities and reported separately.

Cash Flows resulting from transactions with remaining Viessmann Group, as well as proceeds from and repayments of borrowings, are generally classified as Cash Flows from financing activities. In addition, interest and dividends paid are attributed to financing activities and reported separately.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Other Disclosures

Management system of Viessmann CS SE has changed from the dualistic to the monistic system with effect from July 1, 2022. Hence, the former members of the executive board have been appointed as executive directors of the board of directors and the former members of the supervisory board have been appointed as non-executive directors of the board of directors.

Furthermore, with the change of the management system Maximilian Viessmann has been appointed as chairman of the board of directors and succeeded Prof. Dr. Martin Viessmann as chairman of the former supervisory board. Thomas Heim became CEO of Viessmann CS SE and succeeded Maximilian Viessmann. Supervisory board member Claudia Salvischiani left management and Ole Oldenburg has been newly appointed as non-executive directors of the board of directors.

As of October 1, 2022, Vanessa Hellwing joined the board of directors as new CFO and replaced Dr. Ulrich Hüllmann, who became a non-executive director of the board of directors at that time. As of October 15, 2022, Karsten Hoppe was appointed as new CSO to the board of directors.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Subsequent Events

For the Viessmann Group Financial Statements the period for subsequent events ended on the date of the presentation to the audit committee of the Board of Directors on May 24, 2023. Due to preparation on a combined basis this also applies in principle to the AFS. In addition, subsequent events related in particular to the Carve-out Mesaures as defined in the SPA until the authorization for the issuance of the AFS by the management of Viessmann Climate Solution SE and Viessmann Group have been disclosed below.

As of June 30, 2023, the domination and profit and loss transfer agreement between Viessmann and Viessmann CS SE was duly terminated by Viessmann. With the termination of the agreement the tax group between certain German entities of Viessmann Climate Solutions and Viessmann ended on December 31, 2022. As the domination and profit and loss transfer agreements between Viessmann CS SE and its German subsidiaries remained in place a tax group with Viessmann CS SE as tax group leader was established simultaneously. The consequence of this is that the deferred tax assets and liabilities result from temporary differences between the tax base and the accounting base of assets and liabilities have to be calculated with a tax rate of 28.83% for the German entities and with a group tax rate of 25% on the consolidation measures.

During the period for subsequent events the following Carve-out Measures have been executed:

Transfer of non-consolidated and consolidated affiliates out of Viessmann Climate Solutions (chapter 2.3.1 AFS)

●	Viessmann Pars Novin Co. Ltd has been liquidated on June 3, 2023.

●	Viessmann Biogas Beteiligungs GmbH & Co. KG (100%) and Viessmann Biogas GmbH (100%) have been sold on September 14, 2023. A consideration amounting to EUR 7.0m has been received.

●	Polybloc AG (90%) has been sold on January 31, 2023. A consideration amounting to EUR 3.0 m has been received.

●	OOO Viessmann (100%) and OOO Viessmann Lipetsk (100%) have been sold on April 19, 2023. No consideration has been considered.

Transfer of shares of consolidated affiliates, an investment and minorities share to Viessmann Climate Solutions (chapter 2.3.2 AFS)

●	Viessmann Refrigeration Solutions Operations sp.z.o.o. (100%) has been acquired on February 21, 2023. A consideration amounting to EUR 1.0m has been paid.

●	Bioenergie Allendorf GmbH (100%) has been acquired on September 14, 2023. A consideration amounting to EUR to 0.1m has been paid.

●	Peccon GmbH (60%) has been acquired on July 5, 2023. A consideration amounting to EUR 0.3 m has been paid.

●	The minority stake (50%) of Viessmann Holding International Verwaltungs GmbH has been acquired on September 14, 2023. A consideration amounting to EUR 0.013m has been paid.

●	The minority stake (5.1%) of Viessmann Werke Berlin GmbH has been acquired on September 14, 2023. A consideration amounting to EUR 0.9m has been paid.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Transfer of real estate properties (chapter 2.3.3 AFS)

●	Real property in Battenberg (Viessmann Gästehaus Battenberg) has been sold on April 21, 2023. A consideration amounting to EUR 1.4m has been received.

●	Land property in Allendorf (parking lot and adjacent properties has been sold on April 21, 2023. A consideration amounting to EUR 0.005m has been received.

●	Land property in Allendorf (biogas plant) has been acquired on September 14, 2023. A consideration amounting to EUR 5.9m has been considered.

Transfer of several assets and pension obligations out of and to Viessmann Climate Solutions (chapter 2.3.4 AFS)

●	Pension obligations towards pensioners (937) and entitled persons (62 former employees) have been transferred by way of hive down to Viessmann CS SE together with the corresponding amount of the pension provision of EUR 14.0m on August 21, 2023. Together with the obligation the same amount of cash has been transferred as coverage.

●	All rights and obligations as well as the capacity as sponsor of the pension fund (“Unterstützungskasse”) for the employees of former Viessmann Industrietechnik GmbH Homberg have been transferred to Viessmann CS SE. As of December 31, 2022, the shortfall of the pension fund amounts to EUR 0.5m and will not be recognized in accordance with Art. 28 EGHGB.

●	The pension commitment by Viessmann Holding International Verwaltungs GmbH in favor of Prof. Viessmann has been transferred to Viessmann Group on October 17, 2023.

●	All domain names and intellectual properties listed in Exhibit 16.1.1 have either been sold from Viessmann to Viessmann Climate Solutions or from Viessmann Climate Solutions to Viessmann Group GmbH & Co. KG. In total a consideration amounting to EUR 0.002 has been received.

Entities of Viessmann Climate Solutions have entered into Cashpooling agreements and other intra-group financing agreements with other Viessmann group entities outside Viessmann Climate Solutions, mainly with Viessmann. As per Section 4.3 of the SPA Viessmann shall use reasonable efforts to reduce the amount of the intercompany payables of Viessmann Climate Solutions. In this context Cashpool agreements have been established between Viessmann CS SE and entities of Viessmann Climate Solutions in parallel to the existing cash pool agreements with Viessman. Additionally, the existing Cashpool agreement Viessmann was terminated and settled against the Cashpool with Viessmann CS SE. Hence, as a result, only the Cashpool agreement between Viessman and Viessman CS SE remained. Prior to closing the Cashpool agreement with Viessmann CS SE will be terminated as well.

Furthermore, as per Section 4.2 of the SPA, Viessmann shall or shall cause its affiliates to settle all its payables towards the Viessmann Climate Solutions on or prior to closing. All payables have been settled. Therefore, the presentation of maturities of the receivables may not be representative of the actual payment term.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Reconciliation to Generally Accepted Accounting Principles in the

United States of America

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Reconciliation of Combined Statement of Net Investment

As of December 31, 2022

mEUR	note	31. Dec. 22

Net Investment reported under German GAAP		1,021.0
Intangibles - Reversal of Goodwill Amortization	1	2.0
Intangibles - Software for Internal Use & Website Costs	2/3	-0.7
Leases	4	-0.1
Inventories	5	10.4
Financial Instruments - Current Expected Credit Losses	6	16.2
Accruals and Provisions	7	2.0
Pensions and other post-employment Benefits	8	15.9
Revenue Recognition - Customer Loyalty Programs	9	-1.4
Current Taxes	10	-0.3
Deferred Taxes	11	19.9
Net Investment reported under US GAAP		1,085.0

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Reconciliation of Combined Statement of Income

For the period ended December 31, 2022

mEUR	note	31. Dec. 22

Net income reported under German GAAP		103.5
Intangibles - Reversal of Goodwill Amortization	1	0.3
Intangibles - Software for Internal Use & Website Costs	2/3	-0.7
Leases	4	-0.1
Inventories	5	-1.6
Financial Instruments - Current Expected Credit Losses	6	1.2
Accruals and Provisions	7	-0.5
Pensions and other post-employment Benefits	8	33.1
Revenue Recognition - Customer Loyalty Programs	9	-0.8
Current Taxes	10	-0.3
Deferred Taxes	11	-14.7
Profit and Loss Transfer Agreement	12	216.9
Net income reported under US GAAP		336.3

Foreign currency translation adjustments arising during period		-12.1
Other comprehensive income reported under US GAAP	13	-12.1
Net comprehensive income reported under US GAAP		324.1

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Reconciliation of Combined Statement of Cash Flows

For the period ended December 31, 2022

mEUR	note	31. Dec. 22

Cash Flow from ongoing business activities under
German GAAP		145.3
Software for Internal Use - Presentation of Repayments	2	2.1
Finance Leases - Presentation of Repayments	4	7.9
Presentation of Interest	14	-6.9
Presentation of Supplier Finance Programs	15	-31.4
Net cash used in operating activities under US GAAP		117.0

Cash Flow from investment activities under German
GAAP		-81.2
Presentation of Interest	14	-5.2
Presentation of Cash Pooling	16	-14.4
Net cash used in investing activities under US GAAP		-100.8

Cash Flow from financial activities under German GAAP		-195.9
Software for Internal Use - Presentation of Repayments	2	-2.1
Finance Leases - Presentation of Repayments	4	-7.9
Presentation of Interest	14	12.1
Presentation of Supplier Finance Programs	15	31.4
Presentation of Cash Pooling	16	190.4
Presentation of Cash Overdraft	17	4.5
Net cash from financing activities under US GAAP		32.6

There are differences in the classification of items in the Combined Statement of Cash Flows between German GAAP and US GAAP. These classification differences between operating, investing, and financing activities are illustrated in the reconciliations above.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Notes to Reconciliation of German GAAP to US GAAP

The Required Financials have been prepared in accordance with German GAAP and Standards of ASCG (Accounting Standards Committee Germany), which differ in certain material respects from generally accepted accounting principles in the United States of America (“US GAAP”). Such differences involve accounting principles, practices and methods used in preparing the financial statements. The principal differences between German GAAP and US GAAP, which affect net income, net investment, and the classification of cash flows, are quantified and described below:

(1) Intangibles: Reversal of Goodwill Amortization – Goodwill represents the excess of the cost of an acquisition over the share of the net identifiable assets acquired. Under German GAAP, goodwill is amortized on a straight-line basis over its estimated useful life. Under US GAAP, goodwill is not amortized but is subject to an annual impairment test. No indications of goodwill impairment were identified. Therefore, the Reconciliation of Combined Statement of Net Investment above shows the reversal of the goodwill amortization recognized under German GAAP through the reporting period date, while the Reconciliation of Combined Statement of Income presents the reversal of the goodwill amortization recognized under German GAAP in the reporting period.

(2) Intangibles: Software for Internal Use – Under German GAAP, a sale and leaseback transaction for an internally used ERP system was accounted for as a sale of the software asset and a subsequent operating lease. Under US GAAP, the transaction is considered a failed sale and leaseback transaction and therefore the software is capitalized and amortized while the upfront payment received is considered as a financing liability. The reconciling item in the Reconciliation of Combined Statement of Net Investment and Reconciliation of Combined Statement of Income represents the effect of capitalizing and amortizing these costs over the lease term.

Principal payments made to the financing entity are considered as a cash outflow from financing activities under US GAAP, but a cash outflow for operating activities under German GAAP. Consequently, the reclassification of these repayments is shown in the Reconciliation of Combined Statement of Cash Flows.

(3) Intangibles: Website Costs – Under German GAAP, website content development costs for the website viessmann.live were capitalized as intangible assets while under US GAAP website development costs relating to content are to be expensed as incurred. The reconciling item in the Reconciliation of Combined Statement of Net Investment relates to the reversal of the website costs capitalized under German GAAP, and the reconciling item in the Reconciliation of Combined Statement of Income relates to the recognition of the associated expense under US GAAP for the period.

(4) Leases – All leases entered into by Viessmann Climate Solutions as lessee are operating leases under German GAAP and therefore are not recognized on the Combined Statement of Net Investment, but rental expense is recognized as incurred over the lease term. Under US GAAP, for all leases with a lease term over 12 months, lessees are required to measure and recognize a right-of-use asset and a lease liability at the commencement of the lease. The lease liability is measured at the present value of the future lease payments discounted at the incremental borrowing rate. The right-of-use asset is measured at the carrying amount of the lease liability, adjusted for (1) prepaid or accrued lease payments, (2) lease incentives received, and (3) initial direct costs incurred. The right-of-use asset is then depreciated over the lease term, while the lease liability is adjusted for interest and lease payments.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

The reconciling item in the Reconciliation of Combined Statement of Net Investment relates to the difference between the recognized right-of-use asset and lease liability under US GAAP, while the reconciling item in the Reconciliation of Combined Statement of Income represents the difference between the lease expense calculated under US GAAP and German GAAP.

Under German GAAP, all lease payments are classified as operating activities in the Combined Statement of Cash Flows. However, under US GAAP, cash payments for the principal portion of the lease liability arising from a finance lease are classified as financing activities and the interest portion of the lease liability arising from a finance lease is generally classified as operating activities. The reclassification of the principal payments on finance leases from operating to financing cash flows is shown as an adjustment in the Reconciliation of Combined Statement of Cash Flows.

(5) Inventories – With regard to inventory valuation there are material differences between German GAAP and US GAAP. The main differences relate to (1) the definition of production costs and (2) the write-down approach. (1) While German GAAP provides various options as to which costs should be included in production costs, US GAAP requires that all costs (including general and administrative costs) be capitalized as a cost of inventory to the extent they are related to the production of goods and services. (2) German GAAP requires inventories to be valued at the lower of cost or market (procurement market perspective). US GAAP, on the other hand, requires that inventories are valued at lower of cost and net realizable value (sales market perspective). In order to comply with the US GAAP inventory valuation requirements, the production costs have been adjusted and procurement market related write downs have been replaced by a net realizable value approach (contribution margin routine), resulting in the reconciling items in the Reconciliation of Combined Statement of Net Investment and Reconciliation of Combined Statement of Income.

In addition, as finished goods inventory is transferred between production and sales entities and initially valued at standard transfer prices at the sales entities, changes in production costs have a consequential effect on intercompany profits, contributing to the reconciling items.

(6) Financial Instruments: Current Expected Credit Losses – Under German GAAP, a lump sum general allowance is accounted for doubtful accounts. Under US GAAP, general lump sum allowances are prohibited; rather allowances are to be based on historical experience with the so-called “current expected credit losses” method. Taking this into account the current expected credit loss model has been applied to all group entities, leading to respective effects as shown in the above reconciliations.

(7) Accruals and Provisions – The principle of prudence requires that accruals be made for uncertain liabilities and anticipated losses from pending transactions under German GAAP. Therefore, accruals and provisions are often recorded earlier and at a higher amount than the most probable estimate. Under US GAAP, however, the recognition of other accruals is based on a higher probability of occurrence (i.e. 75%). As a result, the level of accruals and provisions differs in both reason and amount, leading to a release of provisions previously shown under German GAAP.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

(8) Pensions and other post-employment Benefits – Under German GAAP many pensions and other post-employment benefits are calculated by using the partial value method with a discount rate based on the average market interest rate of the last ten years and other relevant parameters. As US GAAP requires a different valuation method using the projected-unit-credit method, recalculations were performed for US GAAP purposes. Due to the different valuation methods and assumptions regarding certain economic parameters, such as the discount rate, the pension amounts per period differ between the two standards. In addition, under German GAAP, pension obligations that have been transferred to an external pension fund are not recognized on the balance sheet. Under US GAAP, these pension obligations are recognized as the plan qualifies as a defined benefit plan. The projected unit credit method was also used for the measurement of the obligations for these plans. These differences have been recognized as a reconciling item in the Reconciliation of Combined Statement of Net Investment.

The full gains or losses resulting from the remeasurement of the plans are recognized immediately in the income statement under German GAAP and US GAAP. The reconciling item in the Reconciliation of Combined Statement of Income is largely due to the change in the discount rate during the period.

(9) Revenue Recognition - Customer Loyalty Programs – With reference to the implemented customer loyalty program, corresponding provisions (i.e., expected costs) have been recognized under German GAAP. The revenue that is allocated to the performance obligation (i.e., expected costs plus margin) is to be deferred as a contract liability under US GAAP until the customer redeems the bonus points or the bonus points expire. As a consequence, the reconciling item in the Reconciliation of Combined Statement of Income represents the deferred revenue, which represents the expected costs plus margin that was already included in revenues under German GAAP. The reconciling item in the Reconciliation of Combined Statement of Net Investment represents the margin which is included in the valuation of contract liabilities as opposed to German GAAP provisions which only includes expected costs.

(10) Current Income Taxes – Under German GAAP and US GAAP, the current income tax charge is calculated on the basis of tax laws in the countries where Viessmann Climate Solutions operates and generates taxable income. Income taxes are determined under the assumption that all entities are separate taxable entities (separate tax return method). If entities form a consolidated tax group whereby the tax group parent is not included in the applicable financial statements, US GAAP requires income taxes to be calculated as if the tax group entities filed a separate income tax return. The reconciling item in the Reconciliation of Combined Statement of Net Investment relates to adjustments of taxable income based on the separate return approach.

(11) Deferred Taxes – Under German GAAP, deferred taxes are recognized for unused tax losses and temporary differences between the carrying amount of an asset or liability and its tax base. However, German GAAP provides an accounting policy choice to recognize the excess of deferred tax assets over deferred tax liabilities and Viessmann Climate Solutions has elected not to recognize deferred tax assets exceeding deferred tax liabilities. Since such an accounting policy choice does not exist under US GAAP, deferred tax assets are recognized for temporary differences and unused losses if it is probable that future taxable amounts will be available to utilize those temporary differences and unused tax losses. In addition to that, the reconciling item shown in the Reconciliation of Combined Statement of Net Investment includes deferred tax effects from the other US GAAP adjustments.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

(12) Profit and loss transfer agreement – Under German GAAP, net income for the financial period is determined after taking into consideration the impact of the profit and loss transfer agreement concluded with Viessmann’s parent. Under US GAAP, profits transferred represent an appropriation of profits (akin to a dividend) rather than an income statement line item.

(13) Foreign currency translation – Under German GAAP, the concept of other comprehensive income (“OCI”) does not exist and gains and losses from currency translation differences from translating the financial information of foreign subsidiaries and branches into Euro are presented directly in equity. For US GAAP, the current year’s movements to these accumulated translation differences in equity are presented in the statement of other comprehensive income. This difference is presented as a separate reconciling item in the Reconciliation of Combined Statement of Income.

(14) Presentation of Interest – Under German GAAP, interest paid is included in cash flows from financing activities and interest received is included in cash flows from investing activities. Under US GAAP, both interest paid and interest received are included in cash flows from operating activities. The reclassification of the interest is shown in the respective reconciling items in net cash.

(15) Presentation of Supplier Finance Programs – Under German GAAP, all cash flows relating to supplier financing programs are classified as operating cash flows. Under US GAAP, an operating cash outflow and financing cash inflow is reflected relating to the affected trade payable balances. However, a financing cash outflow should be reflected upon payment to the financing provider. The reclassification between the operating and financing cash flow sections is shown in the respective reconciling items in net cash.

(16) Cash Pooling – Under German GAAP, Cashpool liabilities are included in the financial resources fund whereas the change in Cashpool receivables are shown as financing cash flow. Under US GAAP, changes in the Cashpool liabilities should be presented as a financing activity whereas changes in the Cashpool receivables should be presented as an investing activity. Therefore, the reconciling items in the Reconciliation of Combined Statement of Cash Flows presents the addition of the cash flow related to the Cashpool liabilities within the financing section and the reclassification of the cash flow associated with the Cashpool receivables from the financing section to the investing section.

(17) Cash Overdraft – Under German GAAP, liabilities to credit institutions that are repayable on demand and other short-term borrowings that are used for cash management purposes are included in the financial resources fund in the cash flow statement. Under US GAAP, these short-term borrowings, such as cash overdrafts, should be shown as cash flows from financing activities. The respective reconciling item therefore shows the inflow or outflow of cash from these short-term borrowings within the financing cash flow section but there is not a corresponding reconciling item in another category because it was shown within the financial resources fund under German GAAP.

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

The Required Financials of Viessmann Climate Solutions as of and for the financial year ended December 31, 2022, as required by the Sale and Purchase Agreement dated April 25, 2023, were authorized for issuance by the management of Viessmann Climate Solution SE and Viessmann Group.

Allendorf (Eder), 31. October 2023

Management of Viessmann Group GmbH & Co. KG

/s/ Maximilian Viessmann	/s/ Dr. Ulrich Hüllmann	/s/ Frauke von Polier
Maximilian Viessmann	Dr. Ulrich Hüllmann	Frauke von Polier
Chief Executive Officer	Chief Financial Officer	Chief People Officer

Management of the Viessmann Climate Solutions SE

/s/ Thomas Heim	/s/ Vanessa Hellwing
Thomas Heim	Vanessa Hellwing
Chief Executive Officer	Chief Financial Officer

/s/ Dr. Markus Klausner	/s/ Dr. Karsten Hoppe	/s/ Frauke von Polier
Dr. Markus Klausner	Dr. Karsten Hoppe	Frauke von Polier
Chief Technology Officer	Chief Sales Officer	Chief People Officer

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of changes in Fixed Assets

For the financial year ended December 31, 2022

	Acquisition and manufacturing costs						Depreciation, amortization and (reversal of) impairments							Carrying amount
	as of 01.01.22	Currency rate changes	Additions	Disposals	Reclassifications	as of 31.12.22	as of 01.01.22	Currency rate changes	reversals of impairments	Current year	Disposals	Reclassifications	as of 31.12.22	as of 31.12.22	as of 31.12.21

Industrial property rights acquired for consideration and similar rights as well as licenses to rights	97.4	-0.1	4.6	2.7	0.5	104.0	84.8	-0.1	0.1	7.7	0.2	0.0	92.2	11.9	12.6
Goodwill	34.0	0.0	-	-	0.1	33.9	32.3	0.0	0.0	0.3	0.0	-	32.6	1.3	1.6
Advance payments	2.2	-	0.6	-2.2	0.1	0.6	0.0	-	-	-	-	0.0	-	0.6	2.2
Intangible Assets	133.6	-0.1	5.2	0.5	0.6	138.5	117.1	-0.1	0.1	8.0	0.2	0.0	124.8	13.7	16.4

Properties and buildings	449.9	-0.5	3.6	2.1	23.8	431.4	236.1	-0.1	-	10.6	14.5	0.0	231.9	199.5	213.9
Technical equipment and machinery	373.5	-1.0	13.5	4.8	8.8	382.0	308.8	-0.7	0.1	14.8	7.6	0.0	315.2	66.9	64.7
Other equipment, furniture and fixtures	375.9	-1.5	24.6	4.3	7.1	396.2	296.0	-0.8	0.1	23.2	6.0	0.0	312.3	83.9	79.9
Advance payments and assets under construction	18.1	-0.2	62.8	-11.7	0.5	68.5	0.0	0.0	-0.1	0.0	0.0	0.0	0.1	68.4	18.1
Tangible assets	1,217.4	-3.2	104.6	-0.5	40.1	1,278.2	840.9	-1.6	0.1	48.6	28.2	0.0	859.5	418.6	376.5

Shares in affiliated companies	6.3	-	0.6	-	-	6.9	6.3	-	-	-	-	-	6.3	0.6	0.0
Loans to affiliated companies	4.6	0.0	1.0	-	-	5.6	-	-	-	-	-	-	-	5.6	4.6
Shares in investee companies	3.4	0.2	0.1	-	3.2	0.3	-	-	-	-	-	-	-	0.3	3.4
Other investments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loans to companies in which an equity interest is held	0.0	-	1.6	-	-	1.6	-	-	-	-	-	-	-	1.6	0.0
Long-term securities	0.4	-	0.0	-	-	0.4	-	-	-	0.0	-	-	0.0	0.4	0.4
Other loans	0.1	-	-	-	0.0	0.1	-	-	-	-	-	-	-	0.1	0.1
Financial assets	14.8	0.2	3.2	-	3.2	14.9	6.3	-	-	0.0	-	-	6.4	8.6	8.5
Fixed Assets	1,365.8	-3.1	113.0	0.0	44.0	1,431.6	964.3	-1.7	0.2	56.6	28.5	-	990.7	440.9	401.4

Viessmann Climate Solutions
Combined Financial Information - Annual Financial Statements

Combined Statement of Liabilities

For the financial year ended December 31, 2022

		remaining term
	Total	up to 1
		year -	up to 1	more than	more than
		current	year	1 year	5 years
in mEUR		account

Liabilities due to banks	11.0	7.1	0.3	3.6	-
Prepayments received	43.9	42.9	0.7	0.3	-
Trade payables	240.9	240.6	0.1	0.2	-
Liabilities due to affiliated companies	770.9	-	770.9	-	-
Liabilities due to investee companies	0.1	-	0.1	-	-
Liabilities due to shareholders	0.0	0.0	-	-	-
Other Liabilities	159.6	124.4	3.6	18.2	13.3
thereof relating to taxes	41.1		-	-	-
thereof relating to social security	9.8			-	-
Total	1,226.4	415.0	775.7	22.4	13.3